EXHIBIT 16.1

EKS&H
EHRHARDT - KEEFE                                 7979 E.Tufts Avenue, Suite 400
STEINER - HOTTMAN PC                             Denver, Colorado 80237-2843
CERTIFIED PUBLIC ACCOUNTANTS AND ADVISORS        P: 303-740-9400 F: 303-740-9009


                                                     November 17, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Oralabs Holding Corp, which were filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report dated November 17, 2005.

We agree with the statements concerning our Firm in such Form 8-K except as follows:

o We have no basis to agree or disagree with the last sentence of the first paragraph.

o We advised the Company that during the year ended December 31, 2004 and subsequent quarters, material weaknesses existed involving the Company's system of internal control over financial reporting.

                                         Very truly yours,

                                         /s/ Ehrhardt Keefe Steiner & Hottman PC
                                         Ehrhardt Keefe Steiner & Hottman PC